Thornburg Investment Trust 485BPOS

Exhibit 99.(a)(35)

THORNBURG INVESTMENT TRUST

Seventh Supplement to Amended and Restated Designation of Series

1.            Thornburg Investment Trust, formerly “Thornburg Income Trust” (the “Trust”), was formed by a certain Agreement and Declaration of Trust dated June 3, 1987 and filed as “Limited Term Trust” (the “Agreement and Declaration of Trust”). The Trustees created one series of shares or “Fund” upon the Trust’s formation, referred to in the Agreement and Declaration of Trust as “Limited Term U.S. Government Fund.”

2.            By the Third Amendment and Supplement dated July 12, 1990 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Limited Term Adjustable Rate Income Fund.”

3.            By the Fourth Amendment and Supplement dated June 4, 1991 to the Agreement and Declaration of Trust, the Trustees established and designated three new series of shares, “Thornburg Intermediate Municipal Fund,” “Thornburg New Mexico Intermediate Municipal Fund” and “Thornburg Texas Intermediate Municipal Fund.”

4             By the Fifth Amendment and Supplement dated June 25, 1992 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Limited Term Income Fund.”

5.            By the Sixth Amendment and Supplement dated November 1, 1992 to the Agreement and Declaration of Trust, the Trustees changed the name of the series of shares previously designated “Limited Term U.S. Government Fund” to “Thornburg Limited Term U.S. Government Fund.”

6.            By the Seventh Amendment and Supplement dated October 4, 1993 to the Agreement and Declaration of Trust, the Trustees established and designated six new series of shares, “Thornburg Florida Intermediate Municipal Fund,” “Thornburg Tennessee Intermediate Municipal Fund,” “Thornburg Pennsylvania Intermediate Municipal Fund,” “Thornburg Indiana Intermediate Municipal Fund,” “Thornburg Utah Intermediate Municipal Fund” and “Thornburg Alabama Intermediate Municipal Fund.”

7.            By the Eighth Amendment and Supplement dated January 24, 1994 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Arizona Intermediate Municipal Fund.”

8.            The instruments creating each of the foregoing series of shares referred to in the preceding paragraphs 1-7, above, are each hereafter referred to singly as an “Original Designation,” and collectively as the “Original Designations.”

9.            By the Amended and Restated Designation of Series dated July 25, 1994, the Trustees amended the foregoing Original Designations to establish and designate four classes of shares of each Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively, stating that then issued and outstanding Shares of each Fund would thereafter be deemed Class A Shares of the Fund, and further stating that additional classes of shares of each Fund may be established by the Trustees from time to time by supplement to the Amended and Restated Designation of Series dated July 25, 1994.

10.          By the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Value Fund.” The Trustees further established and designated in the Tenth Amendment and Supplement four classes of shares of Thornburg Value Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively. The Trustees subsequently, by the Thirty-Sixth Amendment and Supplement dated July 9, 2020, changed the name of this series to “Thornburg Small/Mid Cap Core Fund,” such name change to take effect on the effective date of an amendment to the Trust’s registration statement reflecting that new name.

11.          By the First Supplement to Amended and Restated Designation of Series dated March 6, 1996, the Trustees further amended the Original Designations and the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust to establish and designate an additional class of shares of each Fund, each having an unlimited number of shares, referred to as the Class I shares.

12.          By the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg New York Intermediate Municipal Fund.” The Trustees further established and designated in the Twelfth Amendment and Supplement five classes of shares of Thornburg New York Intermediate Municipal Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, and the Class I Shares, respectively.

13.          By the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Global Value Fund.” The Trustees further established and designated in the Thirteenth Amendment and Supplement five classes of shares of Thornburg Global Value Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares and the Class I Shares, respectively. The Trustees subsequently, by the Sixteenth Amendment and Supplement effective February 1, 2002, changed the name of this series to “Thornburg International Value Fund.”

14.          By the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Growth Fund.” The Trustees further established and designated in the Fourteenth Amendment and Supplement five classes of shares of Thornburg Growth Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, and the Class I Shares, respectively. The Trustees subsequently, by the Fifteenth Amendment and Supplement effective December 21, 2000, changed the name of this series to “Thornburg Core Growth Fund.” The Trustees then subsequently, by the Thirty-Sixth Amendment and Supplement dated July 9, 2020, changed the name of this series to “Thornburg Small/Mid Cap Growth Fund,” such name change to take effect on the effective date of an amendment to the Trust’s registration statement reflecting that new name.

15.          By the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Investment Income Builder Fund.” The Trustees further established and designated in the Seventeenth Amendment and Supplement five classes of shares of Thornburg Investment Income Builder Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, and the Class I Shares, respectively.

Seventh Supplement to Amended

and Restated Designation of Series

16.          By the Second Supplement to Amended and Restated Designation of Series dated April 25, 2003, the Trustees further amended the Original Designations, the First Supplement to Amended and Restated Designation of Series dated March 6, 1996, the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, and the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust to establish and designate additional classes of shares of each Fund, each having an unlimited number of shares, referred to respectively as the Class R-1 Shares, the Class R-2 Shares and the Class R-3 Shares.

17.          By the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, the Trustees established and designated two new series of shares, “Thornburg Limited Term Municipal Fund” and “Thornburg California Limited Term Municipal Fund.” The Trustees further established and designated in the Eighteenth Amendment and Supplement five classes of shares of Thornburg Limited Term Municipal Fund and Thornburg California Limited Term Municipal Fund: the Class A Shares, the Class B shares, the Class C Shares, the Class D Shares and the Class I Shares.

18.          By the Third Supplement to Amended and Restated Designation of Series dated January 18, 2005, the Trustees (i) amended the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust to establish and designate three additional classes of shares for Thornburg Limited Term Municipal Fund and Thornburg California Limited Term Municipal Fund, referred to respectively as the Class R-1 Shares, the Class R-2 Shares and the Class R-3 Shares, and (ii) amended each of the Original Designations, the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust, and the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, to establish and designate two additional classes of shares of each Fund, referred to respectively as the Class R-4 Shares and the Class R-5 Shares.

19.          By the Nineteenth Amendment and Supplement dated April 19, 2006 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Global Opportunities Fund.” The Trustees further established in the Nineteenth Amendment and Supplement ten classes of shares of Thornburg Global Opportunities Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R-1 Shares, the Class R-2 Shares, the Class R-3 Shares, the Class R-4 Shares and the Class R-5 Shares, respectively.

20.          By the Twentieth Amendment and Supplement dated November 10, 2006 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg International Growth Fund.” The Trustees further established in the Twentieth Amendment and Supplement ten classes of shares of Thornburg International Growth Fund, each having an unlimited number of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R-1 Shares, the Class R-2 Shares, the Class R-3 Shares, the Class R-4 Shares and the Class R-5 Shares, respectively.

Seventh Supplement to Amended

and Restated Designation of Series

21.          By the Fourth Supplement to Amended and Restated Designation of Series dated December 4, 2006, the Trustees (i) redesignated as Class R3 Shares the class of shares of each Fund previously designated as the Class R-1 Shares, each such redesignated Class having the specific rights, preferences, limitations and characteristics previously specified for the Class R-1 Shares in the Second Supplement to Amended and Restated Designation of Series dated April 25, 2003, the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, the Third Supplement to Amended and Restated Designation of Series dated January 18, 2005, the Nineteenth Amendment and Supplement dated April 19, 2006 to the Agreement and Declaration of Trust and the Twentieth Amendment and Supplement dated November 10, 2006 to the Agreement and Declaration of Trust, and (ii) redesignated as Class R1 Shares the class of shares of each Fund previously designated as the Class R-3 Shares, each such redesignated Class having the specific rights, preferences, limitations and characteristics previously specified for the Class R-3 Shares in the Second Supplement to Amended and Restated Designation of Series, the Eighteenth Amendment and Supplement, the Third Supplement to Amended and Restated Designation of Series, the Nineteenth Amendment and Supplement and the Twentieth Amendment and Supplement, and (iii) redesignated as the Class R2, the Class R4 and the Class R5 Shares the classes of shares of each Fund previously designated respectively as the Class R-2 Shares, the Class R-4 Shares and the Class R-5 Shares, each such redesignated Class having the specific rights, preferences, limitations and characteristics previously specified for the Class R-2 Shares, the Class R-4 Shares and the Class R-5 Shares, respectively, in the Second Supplement to Amended and Restated Designation of Series, the Eighteenth Amendment and Supplement, the Third Supplement to Amended and Restated Designation of Series, the Nineteenth Amendment and Supplement and the Twentieth Amendment and Supplement.

22.          By the Twenty-First Amendment and Supplement dated October 4, 2007 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Strategic Income Fund.” The Trustees further established in the Twenty-First Amendment and Supplement ten classes of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R1 Shares, the Class R2 Shares, the Class R3 Shares, the Class R4 Shares and the Class R5 Shares, respectively.

23.          By the Twenty-Third Amendment and Supplement dated December 17, 2008 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Strategic Municipal Income Fund.” The Trustees further established in the Twenty-Third Amendment and Supplement ten classes of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R1 Shares, the Class R2 Shares, the Class R3 Shares, the Class R4 Shares and the Class R5 Shares, respectively.

24.          By the Twenty-Fourth Amendment and Supplement dated September 14, 2009 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Developing World Fund.” The Trustees further established in the Twenty-Fourth Amendment and Supplement ten classes of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R1 Shares, the Class R2 Shares, the Class R3 Shares, the Class R4 Shares and the Class R5 Shares, respectively.

25.          By the Fifth Supplement to Amended and Restated Designation of Series dated December 5, 2011, the Trustees amended each of the Original Designations, the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust, the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, the Nineteenth Amendment and Supplement dated April 19, 2006 to the Agreement and Declaration of Trust, the Twentieth Amendment and Supplement dated November 10, 2006 to the Agreement and Declaration of Trust, the Twenty-First Amendment and Supplement dated October 4, 2007 to the Agreement and Declaration of Trust, the Twenty-Third Amendment and Supplement dated December 17, 2008 to the Agreement and Declaration of Trust, and the Twenty-Fourth Amendment and Supplement dated September 14, 2009 to the Agreement and Declaration of Trust to establish and designate an additional class of shares of each Fund, each having an unlimited number of shares, referred to as the Class R6 shares.

Seventh Supplement to Amended

and Restated Designation of Series

26.          By the Twenty-Fifth Amendment and Supplement dated September 16, 2013 to the Agreement and Declaration of Trust, the Trustees established and designated two new series of shares, “Thornburg Low Duration Municipal Fund” and “Thornburg Low Duration Bond Fund.” The Trustees further established in the Twenty-fifth Amendment and Supplement eleven classes of shares: the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class I Shares, the Class R2 Shares, the Class R3 Shares, the Class R4 Shares, the Class R5 Shares, and the Class R6 Shares, respectively. The Trustees subsequently, by the Twenty-Sixth Amendment and Supplement dated December 18, 2013, changed the name of the Thornburg Low Duration Bond Fund to “Thornburg Low Duration Income Fund.” The Trustees then subsequently, by the Thirty-Fourth Amendment and Supplement dated November 22, 2019, changed the name of the Thornburg Low Duration Municipal Fund to “Thornburg Short Duration Municipal Fund,” and such name change took effect on February 1, 2020. The Trustees then subsequently, by the Thirty-Fifth Amendment and Supplement dated May 13, 2020, changed the name of the Thornburg Low Duration Income Fund to “Thornburg Ultrashort Income Fund,” such name change to take effect on the effective date of an amendment to the Trust’s registration statement reflecting that new name.

27.          By the Twenty-Seventh Amendment and Supplement dated December 8, 2014 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Liquidity Management Fund.” The Trustees subsequently, by the Thirtieth Amendment and Supplement dated September 23, 2015, changed the name of the Fund to “Thornburg Capital Management Fund.”

28.          By the Twenty-Eighth Amendment and Supplement dated May 19, 2015 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg International ESG Fund.” The Trustees subsequently, by the Twenty-Ninth Amendment and Supplement dated July 22, 2015, changed the name of the Fund to “Thornburg Better World International Fund.”

29.          By the Thirty-First Amendment and Supplement dated September 13, 2016 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Long/Short Equity Fund.”

Seventh Supplement to Amended

and Restated Designation of Series

30.          Effective March 6, 2017, and pursuant to Sections 3.1 and 3.2 of the Agreement and Declaration of Trust, each of the Original Designations, the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust, the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, the Nineteenth Amendment and Supplement dated April 19, 2006 to the Agreement and Declaration of Trust, the Twentieth Amendment and Supplement dated November 10, 2006 to the Agreement and Declaration of Trust, the Twenty-First Amendment and Supplement dated October 4, 2007 to the Agreement and Declaration of Trust, the Twenty-Third Amendment and Supplement dated December 17, 2008 to the Agreement and Declaration of Trust, the Twenty-Fourth Amendment and Supplement dated September 14, 2009 to the Agreement and Declaration of Trust, the Twenty-Fifth Amendment and Supplement dated September 16, 2013 to the Agreement and Declaration of Trust, the Twenty Eighth Amendment and Supplement dated May 19, 2015 to the Agreement and Declaration of Trust, and the Thirty-First Amendment and Supplement dated September 13, 2016 to the Agreement and Declaration of Trust, is hereby amended to establish and designate an additional class of shares of each Fund, each having an unlimited number of shares, referred to as the Class T Shares. The Class T Shares shall be issued solely out of heretofore unissued shares of each Fund.

31.          Class T Shares of each Fund so created represent interests in the same assets of each such Fund, and are identical in all respects with the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares and Class R6 Shares previously created in each such Fund, except as described below:

(a)                fees will be charged to each such Class T under that class’s Rule 12b-1 plan or plans, if any, to the extent those expenses are allocable to that class;

(b)                a service fee will be charged to each such Class T as the Trustees may determine by resolution, based on a percentage of the average daily net asset value of that class, which fee shall be primarily intended to reimburse the investment adviser for expenditures to obtain shareholder services; and a distribution fee may be charged to each such class under separate distribution plans;

(c)                a different transfer agency fee may be charged to Class T Shares of a series than that charged to other classes of that series;

(d)                shareholders of each such Class T will have exclusive voting rights with respect to any Rule 12b-1 plans applicable to that class of shares;

(e)                Class T Shares may have conversion features as the Trustees may from time to time specify by resolution;

(f)                 to the extent identifiable as being attributable to a specific Class T of a series, the following expenses may be allocated to the class: (i) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders; (ii) blue sky fees and costs attributable to registration, qualification or exemption of the class’s shares, (iii) federal registration fees; (iv) administrative expense required to support the shareholders of the specific class; and (v) litigation or other legal expenses relating solely to the class of shares;

(g)                consistent with the foregoing, fees and expenses chargeable to the class, and conversion and reinvestment rights of shares of the class, shall be from time to time established by resolution of the Trustees; and

Seventh Supplement to Amended

and Restated Designation of Series

(h)                fees and expenses of the class shall first be charged against the pro rata portion of the income of the series allocable to shares of that class, and, to the extent necessary, fees and expenses will be charged to that portion of the net assets of the series allocable to that class.

Other than as specified above, the Class T Shares of each series shall have the rights and preferences as described in Article III of the Agreement and Declaration of Trust.

32.          By the Thirty-Second Amendment and Supplement dated December 3, 2018 to the Agreement and Declaration of Trust, the Trustees established and designated a new series of shares, “Thornburg Summit Fund.”

33.          The series created by the Original Designations and the Tenth, Twelfth, Thirteenth, Fourteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Seventh, Twenty-Eighth, Thirty-First, and Thirty-Second Amendments and Supplements to the Agreement and Declaration of Trust are herein sometimes referred to as the “Funds.” The Trustees hereby declare that, with the exception of the Thornburg Capital Management Fund, created by the Twenty-Seventh Amendment and Supplement dated December 8, 2014, and by virtue of references in any Amendment and Supplement to the Agreement and Declaration of Trust to a series having the relative rights and preferences stated in Section 3.2 of the Agreement and Declaration of Trust, each series established by the Trustees shall have each and all share classes previously established for the series previously established.

34.          Effective July 9, 2020, and pursuant to Sections 3.1 and 3.2 of the Agreement and Declaration of Trust, each of the Original Designations, the Tenth Amendment and Supplement dated June 7, 1995 to the Agreement and Declaration of Trust, the Twelfth Amendment and Supplement dated March 12, 1997 to the Agreement and Declaration of Trust, the Thirteenth Amendment and Supplement dated February 27, 1998 to the Agreement and Declaration of Trust, the Fourteenth Amendment and Supplement dated September 15, 2000 to the Agreement and Declaration of Trust, the Seventeenth Amendment and Supplement dated September 23, 2002 to the Agreement and Declaration of Trust, the Eighteenth Amendment and Supplement dated December 8, 2003 to the Agreement and Declaration of Trust, the Nineteenth Amendment and Supplement dated April 19, 2006 to the Agreement and Declaration of Trust, the Twentieth Amendment and Supplement dated November 10, 2006 to the Agreement and Declaration of Trust, the Twenty-First Amendment and Supplement dated October 4, 2007 to the Agreement and Declaration of Trust, the Twenty-Third Amendment and Supplement dated December 17, 2008 to the Agreement and Declaration of Trust, the Twenty-Fourth Amendment and Supplement dated September 14, 2009 to the Agreement and Declaration of Trust, the Twenty-Fifth Amendment and Supplement dated September 16, 2013 to the Agreement and Declaration of Trust, the Twenty Eighth Amendment and Supplement dated May 19, 2015 to the Agreement and Declaration of Trust, and the Thirty-First Amendment and Supplement dated September 13, 2016 to the Agreement and Declaration of Trust, is hereby amended to establish and designate an additional class of shares of each Fund, each having an unlimited number of shares, referred to as the Class C2 Shares. The Class C2 Shares shall be issued solely out of heretofore unissued shares of each of the Thornburg Short Duration Municipal Fund, Thornburg Limited Term Municipal Fund, Thornburg Intermediate Municipal Fund, Thornburg Strategic Municipal Income Fund, Thornburg California Limited Term Municipal Fund, Thornburg Limited Term U.S. Government Fund, Thornburg Low Duration Income Fund, and Thornburg Limited Term Income Fund.

Seventh Supplement to Amended

and Restated Designation of Series

35.          Class C2 Shares of each Fund so created represent interests in the same assets of each such Fund, and are identical in all respects with the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class R6 Shares, and Class T Shares previously created in each such Fund, except as described below:

(a)                fees will be charged to each such Class C2 Shares under that class’s Rule 12b-1 plan or plans, if any, to the extent those expenses are allocable to that class;

(b)                a service fee will be charged to each such Class C2 Shares as the Trustees may determine by resolution, based on a percentage of the average daily net asset value of that class, which fee shall be primarily intended to reimburse the investment adviser for expenditures to obtain shareholder services; and a distribution fee may be charged to each such class under separate distribution plans;

(c)                a different transfer agency fee may be charged to Class C2 Shares of a series than that charged to other classes of that series;

(d)                shareholders of each such Class C2 Shares will have exclusive voting rights with respect to any Rule 12b-1 plans applicable to that class of shares;

(e)                Class C2 Shares may have conversion features as the Trustees may from time to time specify by resolution;

(f)                 to the extent identifiable as being attributable to a specific Class C2 of a series, the following expenses may be allocated to the class: (i) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders; (ii) blue sky fees and costs attributable to registration, qualification or exemption of the class’s shares, (iii) federal registration fees; (iv) administrative expense required to support the shareholders of the specific class; and (v) litigation or other legal expenses relating solely to the class of shares;

(g)                consistent with the foregoing, fees and expenses chargeable to the class, and conversion and reinvestment rights of shares of the class, shall be from time to time established by resolution of the Trustees; and

(h)                fees and expenses of the class shall first be charged against the pro rata portion of the income of the series allocable to shares of that class, and, to the extent necessary, fees and expenses will be charged to that portion of the net assets of the series allocable to that class.

(i)                  Other than as specified above, the Class C2 Shares of each series shall have the rights and preferences as described in Article III of the Agreement and Declaration of Trust.

WITNESS OUR HANDS THIS 9th DAY OF JULY, 2020.

TRUSTEES, THORNBURG INVESTMENT TRUST

/s/ Garrett Thornburg
Garrett Thornburg

Seventh Supplement to Amended

and Restated Designation of Series

/s/ David A. Ater
David A. Ater

Seventh Supplement to Amended

and Restated Designation of Series

/s/ Sally Corning
Sally Corning

Seventh Supplement to Amended

and Restated Designation of Series

/s/ Susan H. Dubin
Susan H. Dubin

Seventh Supplement to Amended

and Restated Designation of Series

/s/ David L. Gardner
David L. Gardner

Seventh Supplement to Amended

and Restated Designation of Series

/s/ Brian J. McMahon
Brian J. McMahon

Seventh Supplement to Amended

and Restated Designation of Series

/s/ Patrick J. Talamantes
Patrick J. Talamantes

Seventh Supplement to Amended

and Restated Designation of Series

/s/ Owen D. Van Essen
Owen D. Van Essen

Seventh Supplement to Amended

and Restated Designation of Series

/s/ James W. Weyhrauch
James W. Weyhrauch

Seventh Supplement to Amended

and Restated Designation of Series